Exhibit 99.1

BOYD GAMING’S TREASURE CHEST CASINO TO REOPEN ON MONDAY

- Company Discusses Financial Impact of Storms -

LAS VEGAS, NV –OCTOBER 6, 2005 – Boyd Gaming Corporation (NYSE: BYD) today announced that its Treasure Chest Casino in Kenner, Louisiana will reopen at noon on Monday, October 10, 2005. As previously reported, the facility suffered only minor damage from Hurricane Katrina, but has been closed since the storm as a result of conditions in the area.

Bill Boyd, Chairman and Chief Executive Officer of Boyd Gaming Corporation, said, “As the New Orleans area begins its recovery, we are pleased to play a part. Returning our employees to work and to their livelihoods will also help in the recovery process.”

As previously reported, Delta Downs was damaged by Hurricane Rita. The Company is working on repairs and restoration and hopes to reopen at least part of the property’s operations prior to the end of November.

Operating results in the Company’s Louisiana operations for the last five weeks of the third quarter (ended September 30) were significantly affected by both Hurricanes Katrina and Rita. Treasure Chest closed on August 27 and Delta Downs, in the southwest part of Louisiana, closed on September 22. In addition, Sam’s Town Shreveport, while open for the full quarter, was impacted by the effects of both storms through the end of the quarter. Consequently, the Company estimates that third quarter adjusted earnings for those properties, which accounted for approximately 13% of adjusted EBITDA for the first half of 2005, will be substantially below what the Company was expecting for those properties just prior to Hurricane Katrina.

The Company is in the process of working with and making claims with its insurance companies with respect to Treasure Chest and Delta Downs. The Company believes that, subject to a $1 million property damage deductible at Delta Downs, lost profits, ongoing property costs and repair and rebuilding costs will be substantially recoverable under its insurance coverages, although the timing of the receipt of such proceeds is unknown. Upon recovery, the reduction in Treasure Chest and Delta Downs earnings related to the storms is expected to be substantially offset, such that, over time, the financial statement impact from the storms should be nearly eliminated.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s estimated adjusted earnings for the third quarter, the damage caused by Hurricanes Katrina and Rita on Treasure Chest Casino and Delta Downs and the expected timing for reopening for each closed property. In addition, forward-looking statements include statements regarding the Company’s belief that its lost profits, ongoing property costs and repair and rebuilding costs will be substantially recoverable under its insurance coverage and that the financial statement impact from the storms should be nearly eliminated. The Company can provide no assurances that actual adjusted earnings will closely approximate current estimates. In addition, the Company can provide no assurances that it will receive sufficient insurance proceeds (if any) to recover its lost profits, ongoing property costs and repair and building costs, or that additional inspections will not discover additional damage, or even a significant amount of damage, to Treasure Chest Casino or Delta Downs, or the actual timing for the resumption of operations at the closed properties. Among the factors that could cause actual results to differ materially are the following: the ongoing impact of Hurricanes Katrina and Rita on the gaming industry in Louisiana and the local and regional economy, whether customers will return to the properties if they reopen for business, the Company’s ability to recover insurance proceeds (if any) in an amount to cover its losses, financial community and rating agency perceptions of the Company, competition, increased costs (including marketing costs), changes in laws and regulations, including increased taxes, the availability and price of energy, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Investment Considerations” and in other sections of the Company’s Form 10-K for the fiscal year ended December 31, 2004 on file with the Securities and Exchange Commission, and in its other current and periodic reports filed with, or furnished to, the Commission from time to time. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 18 gaming entertainment properties, plus one under development, located in Nevada, New Jersey, Mississippi, Illinois, Indiana and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .

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